UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

          Date of report (Date of Earliest Event Reported: (04-24-2001)


                      GENERAL MOTORS ACCEPTANCE CORPORATION
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               (Exact name of registrant specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

       1-3754                                             38-0572512
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(Commission File No.)                       (I.R.S. Employer Identification No.)

              200 Renaissance Center, Detroit, Michigan 48265-2000
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                                  313-665-6266
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              (Registrant's telephone number, including area code)


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ITEM 5.
            FITCH AFFIRMS GENERAL MOTORS AND GMAC'S 'A' DEBT RATINGS

     On April 20,  2001,  Fitch  affirmed  the debt  ratings of  General  Motors
Corporation (GM) and its' financial services subsidiary, General Motors Acceptance Corporation (GMAC). The unsecured senior debt rating for GM, GMAC and their guaranteed foreign subsidiaries is 'A', and the commercial paper rating is 'F1'. Also, Fitch has withdrawn the 'A-' preferred securities rating for GM and for General Motors Capital Trust G since GM redeemed all Series G preferred securities earlier this month. According to Fitch, in total, approximately $146 billion of debt securities are affected by this action. The Rating Outlook is Stable.

     With its success in reducing dealer inventories during the first quarter, Fitch expects GM's margins in North America to return to higher levels as 2001 progresses, bolstered by product initiatives in important segments such as mid-size and large sport-utility vehicles. The competitive weakening of the Opel brand in Europe in 2000 is a concern, but Fitch is encouraged by the initial improvement in the first quarter and expects that cost and product initiatives will push GM back into profitability over the next year or so. However, GM's automotive cash reserves have fallen substantially below management's $13 billion target that the ratings have previously assumed GM would keep as cyclical protection, so any missteps in the execution of the aforementioned initiatives may push the Ratings Outlook Negative. Also, the ratings anticipate that GM will continue to improve GMAC's capitalization.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.



                                           GENERAL MOTORS ACCEPTANCE CORPORATION
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                                                        (Registrant)


Dated:  April 24, 2001                      By  s/  GERALD E. GROSS
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                                                   (Gerald E. Gross, Controller)